Exhibit 24.5

POWER OF ATTORNEY

THE UNDERSIGNED director of Alliance One International, Inc. (the “Corporation”) hereby appoints Robert A. Sheets, Henry C. Babb and William O’Quinn, and each of them singly, as the undersigned’s lawful agent and attorney-in-fact, with full power of substitution and re-substitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission registration statements, including amendments, on Form S-8 pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering shares of common stock of the Corporation and securities and other interests to be issued or purchased pursuant to the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and interests.

EXECUTED on the 19th day of August, 2009.

/s/ Joseph L. Lanier, Jr.
Joseph L. Lanier, Jr.